Exhibit 5.1

ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com

September 21, 2022

LMF Acquisition Opportunities, Inc.

1200 W. Platt St., Suite 100

Tampa, Florida 33606

Ladies and Gentlemen:

We have acted as counsel for LMF Acquisition Opportunities, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, as amended (Registration No. 333-264993) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 8,630,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company, issuable pursuant to the Agreement and Plan of Merger, dated as of April 21, 2022 (the “Merger Agreement”), by and among the Company, LMF Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and SeaStar Medical, Inc., a Delaware corporation (“SeaStar Medical”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, including the Prospectus, and the exhibits constituting a part of the Registration Statement; (b) the Merger Agreement; (c) the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as filed as exhibits to the Registration Statement; (d) the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company to become effective upon the consummation of the merger contemplated by the Merger Agreement, each as filed as exhibits to the Registration Statement; (e) resolutions of the Board of Directors of the Company; and (f) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

We have assumed the genuineness of all manual and electronic signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. For the purposes of the opinion set forth below, we have also assumed that (i) in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance and (ii) before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware), and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

September 21, 2022

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP